Exhibit 3.19

Delaware PAGE 1 The First State I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “WFM NEVADA, INC.”, CHANGING ITS NAME FROM “WFM NEVADA, INC.” TO “WFM SOUTHERN NEVADA, INC.”, FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF MARCH, A.D. 2005, AT 11 O’CLOCK A.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS. Harriet Smith Windsor Harriet Smith Windsor, Secretary of State 3638485 8100 AUTHENTICATION: 3747105 050218624 DATE: 03-16-05

State of Delaware Secretary of State Division of Corporations Delivered 11:00 AM 03/16/2005 FILED 11:00 AM 03/16/2005 SRV 050218624 - 3638485 FILE CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF WFM NEVADA, INC. It is hereby certified that: The name of the corporation (the “Corporation”) is WFM Nevada, Inc. Paragraph 1 of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirely as follows: “1. The name of the Corporation is WFM Southern Nevada, Inc.” The amendment to the Certificate of Incorporation herein certified was duly adopted by written consent of the sole stockholder of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the Delaware General Corporation Law. EXECUTED this 14th day of March, 2005. [ILLEGIBLE] William Jordan, President